                                  SCHEDULE 14A
                                 (RULE 14a-101)

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                BIO-PLEXUS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                BIO-PLEXUS, INC.
                              129 RESERVOIR ROAD,
                           VERNON, CONNECTICUT 06066

                                                               November 29, 1999

Dear Bio-Plexus Stockholder:

     I am writing on behalf of the Bio-Plexus Board of Directors to invite you to attend a Special Meeting of the stockholders of Bio-Plexus, Inc. The meeting will be held at 1:00 p.m. on Wednesday, December 29, 1999, at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120. Directions to the Special Meeting are enclosed.

     Bio-Plexus is hosting this Special Meeting because of the recently announced $17.5 million financing commitment (the "Investment") from Appaloosa Management L.P., of Chatham, New Jersey. The proposed Investment consists of $16.75 million zero-coupon secured notes, initially convertible into approximately 5.6 million shares, and a 250,000 share equity investment, plus additional warrants. Appaloosa manages investment partnerships with combined capital of approximately $1.7 billion. As a holder of Bio-Plexus Common Stock as of the close of business on November 1, 1999, you are entitled and encouraged to vote at the Special Meeting.

     I have enclosed the following materials for your review:

     - Notice of Special Meeting of Stockholders

     - Proxy Statement

     - Proxy Card

     - Directions to the Special Meeting

     I encourage you to read this Proxy Statement carefully. It contains a description of and other important information regarding the proposed Investment.

     At Bio-Plexus, we believe that the proposed Investment will permit us to implement the growth stage of our business plan. From its inception, Bio-Plexus made a commitment to safety and we continue to be a leader in setting the safety standard. Now that safety has become nationally mandated by federal OSHA, we believe that we have the technology, and with this capital infusion would have the financial means to deliver that technology to all healthcare workers.

     Proceeds of the funding will be used to launch new safety needle products, expanded sales and marketing programs, increased production capacity, and repaying outstanding debt. We believe that the needle market's shift to safety products, driven by federal OSHA's regulatory change, provides Bio-Plexus with a unique opportunity for dramatic growth. Bio-Plexus already successfully competes with much larger entities, and we are confident that this infusion of capital will give the company the leverage it needs to become a significant competitor in the medical device market.

     Approval of the Investment and related Charter Amendment each requires the affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposals at the Special Meeting. All directors and executive officers of the Company holding shares of Common Stock as of the record date have stated their present intentions to vote all of such shares in favor of approval and adoption of the Investment Proposal and the Charter Amendment Proposal. These directors and executive officer, in the aggregate, own as of the record date approximately 27% of the outstanding shares of Common Stock. The Board of Directors has carefully reviewed and considered the terms and conditions of the Investment. Both the Board and I recommend that you vote "FOR" the proposals.

     Your vote is important regardless of how many shares you own. Whether or not you plan to attend the Special Meeting, please complete, sign, and date the enclosed Proxy Card and return it in the enclosed envelope so that it will be received no later than 5:00 p.m., December 28, 1999. You may attend the Special Meeting and vote in person even if you have previously returned your Proxy Card.

     I look forward to seeing you at the Special Meeting. In the meantime, thank you for continued support of Bio-Plexus.

                                          Sincerely,

                                          CARL R. SAHI
                                          President & CEO

                                BIO-PLEXUS, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 29, 1999

TO THE STOCKHOLDERS OF BIO-PLEXUS, INC.:

     NOTICE IS HEREBY GIVEN that a special meeting (the "Special Meeting") of the stockholders of Bio-Plexus, Inc., a Connecticut corporation (the "Company"), will be held at 1:00 p.m. local time on Wednesday, December 29, 1999, at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120.

     The Special Meeting is called for the purpose of considering and voting upon the following proposals:

          1. To approve the issuance and sale of convertible notes of the Company due 2004 with a face value of $16.75 million (the "Notes") and an initial conversion price of $3.00 per share, 250,000 shares of the Company's common stock, without par value (the "Common Stock") at a price of $3.00 per share, and warrants to purchase 1.5 million shares of Common Stock (the "Warrants") at an initial exercise price of $7.00 per share, including the reservation and subsequent issuance of the shares of Common Stock issuable upon conversion of the notes and exercise of the warrants (the foregoing issuance and sale, the "Investment") by one or more entities affiliated with Appaloosa Management L.P. (collectively, the "Purchasers"), and to approve and adopt the Convertible Note Purchase Agreement, Warrants, Registration Rights Agreement and Security Agreement (collectively, the "Transaction Documents") and the transactions contemplated by the Transaction Documents. While the Company and the Purchasers have agreed to the forms of the Transaction Documents, their final terms are subject to further changes, none of which is expected to be significant. Copies of the Transaction Documents are included as Exhibits to the Proxy Statement accompanying this Notice. Approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment;

          2. To amend the Company's Certificate of Incorporation to increase to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue, which proposal is being proposed, in part, to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants (the "Charter Amendment"); and

          3. To transact such other business as may properly come before the Special Meeting.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice and which forms a part of this Notice and is incorporated herein by reference. The Board of Directors knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment.

     The Board of Directors has fixed the close of business on November 1, 1999, as the record date for the determination of the stockholders entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof. Only holders of record of Common Stock on the record date are entitled to vote at the Special Meeting.

     In order to vote your shares at the Special Meeting, if your shares are held by a broker, bank, or other nominee, you must obtain from such person a Proxy Card in your name. You can ensure that your shares are voted at the Special Meeting by promptly completing, signing and dating the enclosed Proxy Card and returning it in the envelope provided, which requires no postage if mailed in the United States. Sending in a signed Proxy Card will not affect your right to attend the Special Meeting and vote in person. You may revoke your Proxy Card at any time before it is voted by notifying the Secretary of the Company in writing delivered by registered mail before the Special Meeting, or by executing a subsequent Proxy Card, which revokes your previously executed Proxy Card.

     The Board of Directors has carefully reviewed and considered the terms and conditions of the Investment and the Charter Amendment, determined that they are in the best interests of the Company and its stockholders, and recommends that you vote "FOR" the Investment and the Charter Amendment proposals.

     THE ENCLOSED PROXY CARD IS SOLICITED BY THE BOARD OF DIRECTORS WHICH UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE PROPOSALS TO APPROVE THE INVESTMENT AND THE CHARTER AMENDMENT.

     TO CONSTITUTE A QUORUM FOR THE TRANSACTION OF BUSINESS AT THE SPECIAL MEETING, THERE MUST BE PRESENT, IN PERSON OR BY PROXY, THE HOLDERS OF A MAJORITY OF THE VOTING POWER OF THE ISSUED AND OUTSTANDING SHARES OF VOTING STOCK OF THE COMPANY.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND, WE URGE YOU TO COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED.

     The Company's Proxy Statement and Proxy Card are submitted herewith.

                                          By Order of the Board of Directors,

                                          NANCY S. LAUTENBACH
                                          Secretary

Vernon, Connecticut
November 29, 1999

                                BIO-PLEXUS, INC.
                              129 RESERVOIR ROAD,
                           VERNON, CONNECTICUT 06066

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                     FOR A SPECIAL MEETING OF STOCKHOLDERS

                   TO BE HELD ON WEDNESDAY, DECEMBER 29, 1999

                                    GENERAL

     The enclosed Proxy Card is solicited by and on behalf of the Board of Directors of Bio-Plexus, Inc., a Connecticut corporation having its principal offices at 129 Reservoir Road, Vernon, Connecticut 06066 (the "Company"), for use at a special meeting of stockholders (the "Special Meeting") to be held on Wednesday, December 29, 1999, at 1:00 p.m. local time at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120 and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Special Meeting. This Proxy Statement and the accompanying Proxy Card are first being mailed to stockholders on or about November 29, 1999.

SOLICITATION

     The Company will bear the entire cost of solicitation, including preparation, assembly, printing, and mailing of this Proxy Statement, the Proxy Card, and any additional materials furnished to the stockholders. Copies of the solicitation materials will also be furnished to brokerage houses, fiduciaries, and custodians holding in their names shares which are beneficially owned by others to be forwarded to such beneficial owners. The Company may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Original solicitations of Proxy Cards by mail may be supplemented by telephone, telegram, facsimile, or personal solicitation by directors, officers, or employees of the Company. No additional compensation will be paid for such services. Except as described above, the Company does not intend to solicit proxies other than by mail.

REVOCABILITY OF PROXY

     Any person giving a Proxy Card in the form accompanying this Proxy Statement has the power to revoke such Proxy Card at any time before it is exercised. Proxy Cards may be revoked by either (i) sending to the Secretary of the Company, Nancy S. Lautenbach, a duly executed written instrument of revocation or a duly executed Proxy Card bearing a date later than that on the Proxy Card being revoked, or (ii) attending the Special Meeting and voting in person. Attendance at the Special Meeting will not in and of itself constitute revocation of a Proxy Card.

RECORD DATE; VOTING AT THE SPECIAL MEETING

     Monday, November 1, 1999, has been fixed as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Special Meeting. Accordingly, only stockholders of record at the close of business on the Record Date will be entitled to vote at the Special Meeting. At the close of business on the Record Date, there were 13,647,704 shares of the Company's common stock, without par value (the "Common Stock"), outstanding and entitled to vote. Stockholders of record on the Record Date are entitled to one vote per share, in person or by properly executed Proxy Card, upon each matter properly submitted for the vote of stockholders at the Special Meeting. If not revoked, properly executed Proxy Cards will be voted in accordance with the instructions contained thereon. Unless a contrary specification is made thereon, it is the intention of the persons named on the accompanying Proxy Card to vote "FOR" each one of the proposals on the accompanying Notice of Special Meeting.

VOTE REQUIRED

     The rules of The Nasdaq Stock Market ("Nasdaq") require that Proposal No. 1 (the "Investment Proposal") be approved by the holders of a majority of the Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting. The Connecticut Business Corporation Act ("CBCA") requires Proposal No. 2 (the "Charter Amendment Proposal" and together with the Investment Proposal, the "Proposals") be approved by the same vote. It is also a condition to the Company's obligations under the terms and conditions of the Investment (as defined herein) that the Investment Proposal and the Charter Amendment Proposal be similarly approved.

     All directors and executive officers of the Company holding shares of Common Stock as of the Record Date, namely Messrs. Richard Ribakove, Carl Sahi, David Himick, and Herman Gross, have stated their present intentions to vote all of such shares in favor of approval and adoption of the Investment Proposal and the Charter Amendment Proposal. These directors and executive officer as of the Record Date own, in the aggregate, approximately 27% of the outstanding shares of Common Stock.

VOTING PROCEDURES; QUORUM; ABSTENTIONS AND BROKER NON-VOTES

     All votes will be tabulated by the inspector of election appointed for the Special Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker "non-votes" (proxies that are returned by the record holder, typically a brokerage house, but not voted on a particular matter because no instructions were received from the beneficial owner). Pursuant to the CBCA and the Company's By-Laws, to constitute a quorum for the transaction of business at any meeting of stockholders, there must be present, in person or by proxy, the holders of a majority of the voting power of the issued and outstanding shares of voting stock of the Company. Once a share is represented for any purpose at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. In certain circumstances, a stockholder will be considered to be present at the Special Meeting for quorum purposes, but will not be deemed to have voted on the matters presented for approval at the meeting. Such circumstances will exist where a stockholder is present but specifically abstains from voting, or where shares are represented at a meeting by a proxy conferring authority to vote on certain matters but not on other matters (i.e., broker non-votes). Under the CBCA, such abstentions and non-votes have a neutral effect on the approval or disapproval of the matters presented for stockholder action. As of the Record Date, Common Stock was the only outstanding voting security of the Company.

NO APPRAISAL OR DISSENTERS' RIGHTS; NO PREEMPTIVE RIGHTS

     Under the CBCA, stockholders are not entitled to any statutory dissenters' rights or appraisal of their shares of Common Stock in connection with the Investment Proposal or the Charter Amendment Proposal. Existing stockholders have no preemptive rights in respect of any of the securities to be issued in connection with the Investment or any other securities issuances by the Company.

                         PURPOSE OF THE SPECIAL MEETING

     At the Special Meeting, holders of shares of Common Stock will be asked to consider and vote upon the following Proposals:

          1. The Investment Proposal: To approve the issuance and sale of convertible notes of the Company due 2004, with a face value of $16.75 million (the "Notes") and an initial conversion price of $3.00 per share, 250,000 shares of Common Stock (the "Shares") at a price of $3.00 per share, and warrants to purchase 1.5 million shares of Common Stock (the "Warrants") at an initial exercise price of $7.00 per share, including the reservation and subsequent issuance of the shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants (the foregoing issuance and sale, the "Investment") by one or more entities affiliated with Appaloosa Management L.P. (collectively, the "Purchasers"), and to approve and adopt the Convertible Note Purchase Agreement, Warrants, Registration Rights Agreement and Security Agreement (collectively, the "Transaction Documents") and the transactions contemplated by the Transaction Documents. While the Company and the Purchasers have agreed to the forms of the Transaction Documents, their final terms are subject to further changes, none of which is expected to be significant. Approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment;

          2. The Charter Amendment Proposal: To amend the Company's Certificate of Incorporation to increase to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue, which proposal is being proposed, in part, to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants; and

          3. To transact such other business as may properly come before the Special Meeting.

                    PROPOSAL NO. 1: THE INVESTMENT PROPOSAL

     The Investment is the second stage of a two-part financing entered into by the Company with Appaloosa. The first stage was consummated on October 21, 1999, whereby, pending completion of the Investment, the Purchasers provided $3.0 million interim note financing to the Company (the "Bridge"). See "-- The Bridge Transaction." If the Proposals are approved by the stockholders, and subject to the satisfaction or waiver of the conditions specified in the Convertible Note Purchase Agreement (the "Purchase Agreement"), the Company anticipates this second stage of the Appaloosa financing, will be consummated within five (5) business days after such stockholder approval.

                          BACKGROUND OF THE FINANCING

     In the first half of 1999, legislation mandating the use of safety needles passed in several states, including California, Tennessee and Texas. Further, one or more bills were being considered at such time by Congress for federal legislation requiring the use of safety needles. In addition, the federal Occupational Safety and Health Administration ("OSHA") began to step up enforcement of its Bloodborne Pathogens Standard and indicated that it would be considering a national standard for the use of safe needles by healthcare workers (and on November 5, 1999, OSHA issued a directive requiring the use of safety needle devices that reduce the risk of accidental needlesticks to the "lowest feasible extent").

     In response to this growing mandate for safety needle products at the regulatory and legislative levels, the Company determined that it needed to develop a more aggressive expansion program. This aggressive expansion meant that the Company would require large amounts of additional capital very quickly, both for immediate short-term needs and to implement its longer-term business plan. The longer-term plans include expanding the Company's sales force, increasing its marketing efforts, expanding its production capacity, and introducing additional safety needle products and accessories to supplement its existing blood collection needle line. In order to implement this new business plan and take advantage of the growing market opportunity, the Company determined it would need to seek financing on a substantially greater level than had traditionally been available.

     The Company therefore initiated a search for financing from a variety of sources. The Company investigated debt financing through its bank and other traditional lending sources. The Company also investigated venture capital financing and other sources through firms like Ramius Capital Group ("Ramius"), a private investment firm involved in the Company's private placement of 6% convertible debentures due 2004 (the "Convertible Debentures") in April 1999. In July 1999, during the course of the search, Richard Ribakove, the Company's Chairman of the Board of Directors, introduced the Company to Appaloosa Management L.P. ("Appaloosa"), another private investment fund. On June 30, 1999 the Company entered into a confidentiality agreement with Appaloosa, and initiated discussions and negotiations concerning a term sheet for a possible financing.

     As a result of the negotiations with Appaloosa, Appaloosa presented the Company with a preliminary term sheet. At that time, the Company also determined that it should seek the advice and assistance of an outside financial advisor to help review and evaluate the proposed Appaloosa financing and any other financing proposals the Company might receive.

     On September 9, 1999, the Company met with a representative of Pali Capital LLC ("Pali") to discuss the preliminary term sheet received from Appaloosa. Pali had previously introduced the Company to Ramius. Following the meeting, the Company appointed Pali its financial advisor in connection with any proposed financing transaction with the Purchasers. At that time, Pali was asked to evaluate the proposed Appaloosa financing and alternative sources of financing.

     Over the next two weeks, Pali reviewed the preliminary term sheet and certain information concerning the Company, and researched and made inquiries concerning alternative sources of financing for the Company, including the possibility of a public offering, joint ventures, and private placements. Those inquiries included a possible private placement with Ramius and possible joint venture opportunities. Several telephone conferences took place between a representative of Pali and directors and officers of the Company during that time, discussing the various financing alternatives available to the Company. The topics of those discussions included a possible additional private placement with Ramius, as well as near-term opportunities for possible joint ventures with large medical device companies.

     As a result of these discussions, Pali conveyed to Mr. Richard Higgins, a director and officer of the Company, Pali's assessment of the Appaloosa financing. Pali advised the Company that, in light of the funding level contemplated by the longer-term business plan, the Investment was the most beneficial financing alternative available to the Company at that time. Pali concluded that (i) in light of the Company's financial condition, it was not the most opportune time for the Company to seek capital in the public equity market, and (ii) any other sources including a possible additional private placement financing or possible joint ventures would either not be available quickly enough or would fall short of the funding level necessary to implement the Company's longer-term business plan.

     On September 21, 1999, the Board of Directors met to discuss the proposed Appaloosa financing. The Board was informed by Mr. Higgins of the view of Pali (and the reasoning therefor) that the Appaloosa financing was the most beneficial financing alternative available to the Company at that time. After reviewing and discussing the terms of the proposed Appaloosa financing, including the positive and negative factors inherent in the proposed financing, considering alternative proposals, and assessing Appaloosa's business acumen and its ability to consummate financing of the type contemplated by the Investment, the Board authorized the Company to execute the final term sheet and enter into the Bridge and, subject to obtaining the requisite stockholder approval, the Investment. See "-- Reasons for the Board's Recommendation."

     On September 24, 1999, the Company and Appaloosa executed a final term sheet with respect to the Investment involving the issuance and sale of the Notes, Shares, and Warrants, and which also included a provision to provide the Bridge as interim financing to the Company pending stockholder approval and completion of the documentation to consummate the Investment.

     On October 7, a representative of Pali met with the Mr. Carl Sahi, a director and the Company's President, to discuss the terms of the Bridge. On October 18, 1999, the Board of Directors met to discuss the Bridge transaction. After reviewing the Bridge transaction documents and the executed term sheet, the Board directed the appropriate officers of the Company to negotiate, execute, and deliver the Bridge transaction documents, with such changes which, in the opinion of such officers, were necessary, desirable, or expedient to protect the interests of the Company. On October 21, 1999, the Company consummated the Bridge, pursuant to which the Company received proceeds of $3.0 million. See "-- The Bridge Transaction."

     On November 16, 1999, the Board of Directors met to discuss the solicitation of the requisite stockholder vote necessary to approve the Investment Proposal and Charter Amendment Proposal. The Board reviewed, discussed, and approved of the preliminary Proxy Statement and directed the authorized officers to file it with the Securities and Exchange Commission (the "Commission"), with such changes which, in the opinion of such officers, were necessary, desirable, or expedient to protect the interests of the Company.

                                 THE PURCHASERS

     Appaloosa, with headquarters in Chatham, New Jersey, is a private investment firm investing in, among other things, high-yield bonds, bank loans, equities, and emerging-markets securities. Appaloosa manages investment partnerships with combined capital of approximately $1.7 billion. The general partner of Appaloosa is Appaloosa Partners Inc., of which David Tepper is the sole stockholder and President. Appaloosa is general partner of Appaloosa Investment Limited Partnership I, a Delaware limited partnership. Appaloosa acts as an investment adviser to the Purchasers (which is expected to include Appaloosa Investment Limited Partnership I, Tersk LLC, a Delaware limited liability corporation, and Palomino Fund Ltd, a British Virgin Islands corporation).

                             THE BRIDGE TRANSACTION

     Upon the closing of the Bridge on October 21, 1999, the Company issued and sold to the Purchasers $3.0 million aggregate principal amount of 7.5% secured notes (the "Bridge Notes"). The Bridge Notes mature on the earlier of December 31, 1999 or the closing of the Investment. They are secured by a first priority lien on substantially all of the assets of the Company, including its patents. In addition, the Company issued to the Purchasers warrants to purchase, in the aggregate, 1.0 million shares of Common Stock at an initial exercise price of $3.00 per share (the "$3 Warrants"), and warrants to purchase, in the aggregate,
1.5 million shares of Common Stock at an initial exercise price of $5.00 per share (the "$5 Warrants" and, together with the $3 Warrants, the "Bridge Warrants"). The exercise price of the $3 Warrants will automatically increase to $5.00 per share and the exercise price of the $5 Warrants will automatically increase to $7.00 per share, in each case on the earlier of the closing of the Investment or October 21, 2000. The $3 Warrants may each be redeemed at the Company's option for $.01 if the Common Stock trades at or above $10 per share for periods of 90 and 180 consecutive trading days.

                     SUMMARY OF THE INVESTMENT TRANSACTION

     Set forth below is a summary of the material terms of the Investment and does not purport to be complete. This discussion is qualified in its entirety by reference to the complete text of the forms of the Transaction Documents, which are attached as Exhibits to this Proxy Statement. Stockholders are urged to read this Proxy Statement and the Exhibits hereto in their entirety. Stockholders are also reminded that the forms of Transaction Documents are subject to further changes, none of which is expected to be significant. Only Transaction Documents in draft form have been prepared as of the date hereof. The Company and Appaloosa are presently determining the final provisions of the definitive Transaction Documents. Following stockholder approval of the Investment Proposal, the definitive Transaction Documents will be executed by the respective parties. Stockholders are further reminded that approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment.

  The Purchase Agreement.

     The form of the Purchase Agreement is attached to this Proxy Statement as Exhibit A. Capitalized terms used but not defined herein under "-- The Purchase Agreement" shall have the respective meanings given to them in the Purchase Agreement.

     Terms. At the closing of the Investment, the Purchasers will be issued the Notes, the Shares, and the Warrants. The Notes are issued at a discount to par, such that interest accretes at a semi-annual compound rate of 7.5%. The Notes mature in five years and will accrete to an aggregate of approximately $24,204,486 at maturity. The Notes are initially convertible into an aggregate of approximately 5.6 million shares of Common Stock at a conversion price of $3.00 per share. Upon maturity, assuming that the Notes have not been repaid or redeemed, the Notes will be convertible into approximately 8.1 million shares of Common Stock. The Shares are being issued to the Purchasers at $3.00 per share. The Warrants entitle the holders thereof to purchase from the Company an aggregate of 1.5 million shares of Common Stock at a price of $7.00 per share for the 9 years following the date of issuance and are immediately exercisable. Following the closing of the

Investment and assuming the immediate conversion of the Notes and the exercise of the Warrants and Bridge Warrants, the Purchasers will own approximately 42% of the aggregate outstanding Common Stock. Similarly, assuming conversion of the Notes at maturity, and assuming further that the Notes have not been repaid or redeemed and there has been no change to the Company's capital structure between the date hereof and such time, the Purchasers will own approximately 47% of the aggregate outstanding Common Stock. Each of the foregoing calculations do not contemplate the application of anti-dilution adjustments.

     Closing. Unless the Investment is terminated and the transactions contemplated thereby are abandoned, the closing will take place within five (5) business days following approval by the stockholders but in no event later than December 31, 1999 (the "Closing").

     Representations and Warranties. The Purchase Agreement contains various customary representations and warranties of the Company and the Purchasers subject, in certain cases, to specified exceptions.

     Covenants. The Purchase Agreement contains various covenants of the Company subject, in certain cases, to specified exceptions. With limited exceptions, all covenants, agreements, representations and warranties contained in the Purchase Agreement terminate when all the Notes and amounts due thereunder have been paid in full.

     Of special importance are the following covenants:

          (i) Financial Covenants. The Company is required to exceed certain levels of operating profit and product sales revenues and not to exceed certain levels of consolidated capital expenditures. The actual levels will be based upon the Company's business plan and determined in consultation with Appaloosa.

          (ii) Restricted Use of Proceeds. The Company shall use net proceeds from the Investment for the purposes set forth in this Proxy Statement. See "-- Use of Proceeds." The remaining net proceeds will be disbursed in such manner as determined by the Company and Appaloosa. The Company must remain in compliance with the terms of the Notes in order for the remaining net proceeds to be released.

          (iii) Right to Designate Board Members. The size of the Board of Directors will be expanded by the Board from five to seven members. The Purchasers will have the right to designate two of the seven directors (the "Purchaser Designees"). The Board will then appoint the two Purchaser Designees to fill the newly-created vacancies. Thereafter the Board will nominate the Purchaser Designees and use its best efforts to cause them to be elected by the stockholders at any annual meeting of stockholders. The Company will also cause the Purchaser Designees to be appointed to any committee of the Board, the board of directors of any subsidiary, or any committee thereof.

          Appaloosa has informed the Company that it intends to appoint James E. Bolin and Scott Tepper as the Purchaser Designees.

          Mr. Bolin, age 41, has been a Vice President and Secretary of Appaloosa Partners Inc. since 1995. He has previously been a Vice President and Director of Corporate Bond Research at Goldman, Sachs & Co. He also worked at Smith Barney, Harris Upham in the Fixed Income Research Department. Mr. Bolin holds a Bachelor of Arts from Washington University in St. Louis and an MBA in accounting and finance from University of Missouri-St. Louis. Mr. Bolin has also served as a director of INAMED Corporation since March 18, 1999.

          Mr. Tepper is the founder and lead integration consultant for KST Consulting, a healthcare and healthcare technology consulting firm, since July, 1994. From August 1994 to June 1998, Mr. Tepper served as the Senior Vice President for Medisolution Ltd., a healthcare company in Canada. Prior to that, Mr. Tepper was a Senior Director for Foxmeyer Health, a pharmaceutical distribution and product logistics firm.

          (iv) Non-Voting Observer. The Purchasers will be entitled to designate a Non-Voting Observer to attend and participate in (but not vote at) all meetings of the Board of Directors and its committees, and the board of directors of any subsidiary, or any committee thereof.

          (v) Executive Officers. Any change in, or appointment of, key executive officers of the Company, including, but not limited to, the Chief Executive Officer, the Chief Financial Officer, Executive Vice President, Chief Operating Officer, General Counsel or similar positions must be satisfactory to the Purchaser Designees.

          (vi) Redemption of Notes. Subject to the Purchasers' right to convert the Notes at any time, the Company has the right, at its sole option and election, to redeem the Notes, in whole or in part, two (2) years after the Closing at a redemption price of 145% of the accreted value of the Notes and three (3) years after the Closing at a redemption price of 110% of the accreted value of the Notes.

          (vii) Redemption of the Debentures. The Company shall cause all of its outstanding Convertible Debentures to be redeemed in accordance with the terms and conditions thereof.

          (viii) Conversion Price Adjustment. The price at which the Notes are converted into shares of Common Stock is subject to adjustment for customary anti-dilution events such as stock splits, stock dividends, recapitalizations, and reorganizations.

          (ix) Change of Control. The Company shall make an offer to acquire the Notes for cash at a redemption price of 110% of the accreted value of the Notes in the event of a change of control, a merger, consolidation or other combination involving the Company.

          (x) Indemnification. The Company shall indemnify and hold harmless each Purchaser, each subsequent holder of the Notes and each of their respective affiliates from any and all liabilities in connection with or arising out of the transactions contemplated under the Notes or any other Transaction Document. This indemnification shall survive the repayment in full of the Notes.

          (xi) Limitation on Stock Issuances; Dividends. The Company may not offer or issue any shares of Preferred Stock or Common Stock, except for Common Stock issuable upon either the exercise of the Warrants or the conversion of the Notes in connection with the Purchase Agreement, or for other approved purposes. In addition, the Company will not declare any dividends on any shares of its capital stock, nor set aside assets toward the purchase, redemption, retirement, exchange or other acquisition of any shares of its capital stock.

     In the event of a default in the performance of any agreement or covenant in the Purchase Agreement or in the event any representation or warranty was false in any material respect on the date as of which it was made or deemed made, the Purchasers have the right to accelerate the maturity date of the Notes.

     In addition to stockholder approval (see "-- Why the Company is Requesting Stockholder Approval"), the consummation of the Investment is expected to be subject to the satisfaction or waiver of certain customary conditions to closing, including there having been no enactment, issuance, promulgation, enforcement or entering into of any law by a governmental entity (defined to include self-regulatory organizations) that effects or has the effect of making all or any terms of the Investment illegal or otherwise restraining or prohibiting such transactions. In the event that a governmental entity shall determine that any of the transactions contemplated by the Investment violate any applicable rules or regulations of such governmental entity, Appaloosa may, at its sole discretion, either (i) abandon the Investment or (ii) modify the structure of the Investment in a manner to comply with such rule or regulation.

  The Warrants.

     Pursuant to the Purchase Agreement, on the closing of the Investment, the Company will issue the Warrants to the Purchasers. The form of the Warrants is attached to this Proxy Statement as Exhibit B. The Warrants entitle the holders thereof to purchase from the Company an aggregate of 1.5 million shares of Common Stock at a price of $7.00 per share for the 9 years following the date of issuance and are immediately exercisable. The number of shares of Common Stock for which the Warrant is exercisable and the warrant price will be subject to customary anti-dilution adjustments.

  The Registration Rights Agreement.

     The Company will enter into the Registration Rights Agreement with the Purchasers at the Closing of the Investment. The form of such Registration Rights Agreement is attached to this Proxy Statement as Exhibit C.

     The Purchasers have the right to require the Company to effect the registration under the Securities Act of 1933, as amended (the "Securities Act"), of all or part of their Registrable Securities on three (3) occasions. Registrable Securities are defined to mean (i) the shares of Common Stock issuable upon conversion of the Notes, (ii) the Shares, (iii) the shares of Common Stock issuable upon exercise of the Warrants and the Bridge Warrants and
(iv) any other additional shares of Common Stock the Purchasers may otherwise acquire. In an underwritten offering, no securities other than Registrable Securities shall be included among the securities covered by such demand registrations unless (i) such inclusion is pursuant to and subject to the terms of the applicable underwriting agreement or arrangements and, (ii) in the opinion of the underwriter, the inclusion of such securities will not have a material adverse effect on the offering (including, without limitation, on the pricing of the offering). If the offering is not an underwritten offering, there is no limitation on the inclusion of other securities therein.

     The Purchasers and subsequent holders of Registrable Securities are also entitled to request inclusion in any registration of securities by the Company, of all or part of their Registrable Securities. If the number of Registrable Securities requested to be included in such registration would materially adversely affect an underwritten offering (as determined by the underwriter), then the Company will include in such registration, first, the securities proposed by the Company to be sold for its own account, and, second, the Registrable Securities and all other securities of the Company to be included in such registration to the extent of the number and type approved by the underwriter, pro rata among the participating holders of Registrable Securities and such other holders of securities requesting such registration.

     The Company has agreed to pay all registration expenses incident to the registration and disposition of the securities registered pursuant to the Registration Rights Agreement (other than underwriting discounts and commissions in respect thereof, which shall be paid by the holders of Registrable Securities); provided, however, that with respect to demand registrations, only in connection with the first three demand registrations.

     The Registration Rights Agreement contains customary provisions relating to registration procedures and indemnification and contribution relating to the exercise by the holders of Registrable Securities of their registration rights thereunder.

  The Security Agreement.

     The Company will enter into the Security Agreement with the Purchasers at the Closing of the Investment. The form of such Security Agreement is attached to this Proxy Statement as Exhibit D.

     The Company will grant a first priority security interest to Appaloosa, as the collateral agent, for the ratable benefit of the Purchasers as holders of the Notes, in all of the assets of the Company (including all its patents) not encumbered by certain First Mortgage Notes Payable in which Victor and Margaret Demattia have a perfected first priority security interest or certain Equipment Lease Facilities, dated May 15, 1995, June 22, 1995 and June 28, 1996, between the Company and Finova Capital Corporation in which Finova has a perfected first priority security interest. In these latter assets, the Company will grant a second priority security interest to Appaloosa, as the collateral agent, for the ratable benefit of the Purchasers.

               WHY THE COMPANY IS REQUESTING STOCKHOLDER APPROVAL

     The Company's listing agreement regarding the quotation of the Common Stock on the Nasdaq SmallCap Market requires the Company to comply with certain "non-quantitative designation criteria." These criteria include the requirement that, with certain exceptions, issuers whose securities are listed on the Nasdaq SmallCap Market obtain stockholder approval of the issuance of discounted or potentially discounted shares of Common Stock equal to 20% or more of the number of shares or voting power then outstanding. Stockholder approval is also required for transactions which result in "change in control." Although the Company is not certain that the terms of the Investment, including the issuances and sales of shares of Common Stock contemplated by the Investment, constitute a "change in control" under the Nasdaq's rules, if the transactions were to be so construed, the approval sought hereby would also be effective to satisfy the stockholder vote required for that purpose as well.

               CONSEQUENCES IF STOCKHOLDER APPROVAL NOT OBTAINED

     If the Investment Proposal and the Charter Amendment Proposal are not approved by the stockholders on or before December 31, 1999, the Investment will not be consummated and the Company will be in default under the Bridge Note. Consequently, Appaloosa shall have the right to declare all amounts due under the Bridge Note to become immediately due and payable, and the Company will be liable to Appaloosa for its fees and expenses incurred in connection with the proposed Investment. In addition, the Company will be obligated to register for resale the shares of Common Stock underlying the Bridge Warrants. There can be no assurance that the Company will have the financial resources to repay the Bridge Note at that time, in which case the Purchasers will have the right to foreclose on the assets of the Company, including its patents. In addition, without the funds provided by the Investment, the Company will be unable to implement its business plan.

          POSSIBLE DISADVANTAGES OF APPROVING THE INVESTMENT PROPOSAL

     Potential for Increased Dilution of Common Stockholders. If the Company's stockholders approve the Investment Proposal and the Charter Amendment Proposal, the Shares, together with shares of Common Stock that may ultimately be issued upon the conversion of the Notes and the exercise of the Warrants and the Bridge Warrants, may reduce (possibly to a significant extent) the percentage ownership of the current holders of the Common Stock. Although the earnings that the Company may derive from expansion of its products could reduce (or even possibly offset) any economic dilution, there can be no assurance that this will occur. Following the closing of the Investment and assuming the immediate conversion of the Notes and the exercise of the Warrants and Bridge Warrants, the Purchasers will own approximately 42% of the aggregate outstanding Common Stock.

     Potential for Increased Number of Shares Available for Sale. The approval of the Investment Proposal and Charter Amendment Proposal could result in a greater number of shares of Common Stock becoming eligible for sale into the public market. The Company is required to keep in effect a registration statement under the Securities Act that allows the public sale of the Shares and all of the shares of Common Stock issued upon conversion of the Notes and exercise of the Warrants and the Bridge Warrants. See "-- Registration Rights Agreement." Such sales, or the possibility of such sales, could depress the market price of the Common Stock.

     Potential Effects on the Company's Ability to Obtain Equity Capital. The approval of the Investment Proposal and the Charter Amendment Proposal may inhibit the Company's ability to obtain additional equity capital. The greater market capitalization and possible dilution may inhibit the Company's opportunities for public and private equity funding. In addition, the Purchasers' power to veto certain Board of Directors decisions, preemptive rights, and anti-dilution protection may equally hinder efforts to obtain equity capital.

     Potential for a Change of Control. The approval of the Investment Proposal and Charter Amendment Proposal will result in the issuance of a large number of shares of Common Stock, thereby possibly resulting in a change of control of the Company if the converting holders were to retain such shares of Common Stock rather than sell them. In addition, the board seats held by the Purchaser Designees, the power to veto certain Board of Directors decisions, the membership in all Board committees, and other contractual rights contained in the covenants (e.g., the approval of executive officers) may, in the aggregate, result in a change of control of the Company.

     Potential for Discouraging Certain Changes of Control. The potential for the issuance of a larger number of shares of Common Stock following stockholder approval of the Investment Proposal and Charter Amendment Proposal might tend to have the effect of delaying, deferring or preventing a change in control of the Company or discouraging tender offers for the Company because of the greater market capitalization and the concentration of voting power in a small number of affiliated entities.

     The Board of Directors considered these potential disadvantages, and concluded that they are outweighed by the advantages of the Investment. See "-- Recommendation of the Board."

                                USE OF PROCEEDS

     The Company estimates that its net proceeds from the sale of the Notes, the Shares and the Warrants offered by the Company to the Purchasers will be approximately $17,050,000 after deducting the estimated financing fees and expenses payable by the Company.

     The Company intends to use the net proceeds from the Investment primarily for working capital to support the growth of its business and to reduce its debt.

     The following table sets forth our estimated allocation of the net proceeds:

Redemption of Convertible Debentures
  (amount outstanding as of November 17, 1999)..........  $ 2,336,000
Repayment of Bridge Notes...............................  $ 3,000,000
Working Capital.........................................  $11,714,000
Total Net Proceeds......................................  $17,050,000

     The Company shall use the net proceeds from the Investment for the purposes set forth above. The remaining net proceeds will be placed in a restricted account and disbursed in such manner as determined by the Company and Appaloosa. The Company must remain in compliance with the terms of the Notes in order for the remaining net proceeds to be released. Pending the release of funds, the remaining net proceeds from the Investment will be invested in short-term, investment grade interest bearing securities.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

     On September 21, 1999, by unanimous vote, the Board of Directors: (i) determined that the Appaloosa financing was the financing alternative most beneficial to the Company and its stockholders, (ii) approved the Bridge and the Investment (subject to stockholder approval), and (iii) resolved to recommend that the stockholders vote in favor of the Investment Proposal and the Charter Amendment Proposal.

     The factors that the Board of Directors considered as positive in its decision to proceed with the Proposals included:

          1. There would be an enhancement of the Company's strategic position in the manufacture of bio-medical products and certain other companies in the industry had greater financial resources. If the Company did not consummate the Investment, it would have to defer the growth stage of its business plan and, as a result of such delays, may lose certain business opportunities.

          2. The funds received as a result of the sale of the Bridge Notes would help satisfy the Company's immediate capital requirements.

          3. The Company had had preliminary discussions with alternative sources of financing, including other companies in the same industry, but it had received no other proposal that would have yielded the funds necessary for the Company to implement its longer-term business plan. In addition, the Board of Directors concluded that such other proposals were unlikely to be concluded in a timely manner or to result in more favorable terms.

          4. The Company could expect an additional capital infusion upon the potential exercise of the $3 Warrants. The Company's option to redeem the $3 Warrants in the event that the Common Stock trades above a certain price provides the Company with the ability to force exercise (at its option) and receive additional capital infusion.

          5. The advice of Pali, to the effect that the Appaloosa financing was the most beneficial financing alternative available to the Company and its stockholders at this time.

          6. The Board of Directors considered Appaloosa's business acumen and its ability to consummate financing of the type contemplated by the Investment Proposal.

          7. The Board of Directors took into consideration the fact that stockholders would continue to have the opportunity to participate in any future growth of the Company following consummation of the Appaloosa financing, including any future growth resulting from the effects of the financing, although such participation could be at a diluted rate. See "-- Dilution of Holders of Common Stock as a Result of the Transaction."

     The factors that the Board of Directors considered as negative in its decision to proceed with the Proposals included:

          1. The Investment may inhibit the Company's ability to raise additional equity capital in the public or private markets. In addition, the Purchasers' power to veto certain Board of Directors decisions, preemptive rights, and anti-dilution protection may equally hinder efforts to obtain equity capital.

          2. There could be extensive dilution of the Company's existing stockholders by the potential issuance of a large number of shares of Common Stock. Although the earnings that the Company may derive from expansion of its products could reduce (or even possibly offset) any economic dilution, there can be no assurance that this will occur. Following the closing of the Investment and assuming the immediate conversion of the Notes and the exercise of the Warrants and Bridge Warrants, the Purchasers will own approximately 42% of the aggregate outstanding Common Stock.

          3. The Board of Directors considered the restrictive covenants provided in the final term sheet and the prospect of paying as a break-up fee the Bridge Warrants in the event the Investment is not consummated. The Board noted that such restrictive covenants and the break-up fee were agreed to by the Company as part of a complex negotiation of all of the terms of the Appaloosa financing.

          4. A large number of shares of Common Stock could become available for sale into the public market and could depress the Company's stock prices.

          5. The issuance of a large number of shares of Common Stock could result in a change of control if the converting holders were to retain such shares of Common Stock rather than sell them. In addition, the board seats held by the Purchaser Designees, the power to veto certain Board of Directors decisions, the membership in all Board committees, and other contractual rights contained in the covenants (e.g., the approval of executive officers) may, in the aggregate, result in a change of control of the Company.

          6. The potential for the issuance of a larger number of shares of Common Stock might tend to have the effect of delaying, deferring, or preventing a change in control of the Company or discouraging tender offers for the Company because of the greater market capitalization and the concentration of voting power in a small number of affiliated entities.

     THE BOARD OF DIRECTORS DETERMINED THAT, TAKEN AS A WHOLE, THE POSITIVE FACTORS OUTWEIGHED THESE NEGATIVE FACTORS.

                          INTERESTS OF CERTAIN PERSONS

     None of the Purchasers or Appaloosa was or is an executive officer or director of the Company or, to the Company's knowledge, an affiliate of any such officer or director. The Purchasers beneficially owned approximately 15.5% of the Common Stock following the Bridge and before the Investment. However, such ownership consists solely of unexercised Bridge Warrants which have no voting rights. Appaloosa and the Purchasers will not be voting on the Proposals.

                             FINANCIAL INFORMATION

     Selected Consolidated Financial Data. The following table sets forth selected historical consolidated financial and other data of the Company as of the dates and for the periods indicated. The balance sheet data as of, and the statement of operations data for, each of the years in the five-year period ended December 31, 1998 have been derived from the financial statements of the Company which have been audited by PricewaterhouseCoopers, LLP and Mahoney Sabol & Company, LLP, the Company's independent account-ants during the periods 1994 to 1996, and 1997 to the present, respectively. The selected consolidated financial data set forth below for the Company as of September 30, 1999 and for the nine-month periods ended September 30, 1998 and 1999 are unaudited but have been prepared on the same basis as the audited consolidated financial statements and contain all adjustments, consisting of only normal recurring accruals, that the Company considers necessary for a fair presentation of the financial position and results of operations for the periods presented. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ending December 31, 1999. The selected consolidated financial data should be read in conjunction with the Company's consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K, which is incorporated herein by reference.

                            SELECTED FINANCIAL DATA
                         (DOLLARS IN THOUSANDS, EXCEPT
                               THE SHARE AMOUNTS)

                              FOR THE NINE MONTHS ENDED
                                    SEPTEMBER 30,
                                     (UNAUDITED)                          FOR THE YEAR ENDED DECEMBER 31,
                              -------------------------   ---------------------------------------------------------------
STATEMENT OF OPERATIONS DATA     1999          1998          1998          1997         1996         1995         1994
----------------------------  -----------   -----------   -----------   ----------   ----------   ----------   ----------
Total revenue.............    $     5,038   $     6,869   $     9,307   $    5,042   $    2,743   $      914   $      267
Costs and expenses:
Research and development..            846           376           463        1,044        1,511        1,668        1,466
Other operating and
  engineering costs.......          2,229         3,846         6,905        6,024        5,656        4,864        3,829
Selling, general and
  administrative..........          3,472         3,480         4,310        6,500        6,949        5,964        3,442
Total operating costs and
  expenses................          6,547         7,702        11,678       13,568       14,116       12,496        8,737
Financing expenses, net...            573           454           589        3,786        1,497        1,455        1,174
Net loss before
  extraordinary items.....    $    (2,082)  $    (1,287)  $    (2,960)  $  (12,312)  $  (12,870)  $  (13,037)  $   (9,644)
Extraordinary item:.......
Loss on early extinguishment
  of Debt, net of income
  taxes of nil............             --            --            --           --           --          979           --
Net loss after extraordinary
  item....................         (2,082)       (1,287)       (2,960)     (12,312)     (12,870)     (14,016)      (9,644)
Less: Imputed dividend on
  preferred stock.........             --            --            --         (500)          --           --           --
Net loss applicable to
  common stock............    $    (2,082)  $    (1,287)  $    (2,960)     (12,812)  $  (12,870)  $  (14,016)      (9,644)
Net loss (basic and diluted)
  per common share before
  extraordinary item......    $     (0.15)  $     (0.11)  $     (0.24)  $    (1.37)  $    (1.89)  $    (2.48)  $    (2.86)
Net loss (basic and diluted)
  per common share after
  extraordinary item......             --            --            --           --           --   $    (2.67)          --
Weighted average common
  shares outstanding (basic
  and diluted)............     13,449,889    12,160,987    12,263,870    9,320,800    6,815,936    5,256,997    3,366,424

                                                                             DECEMBER 31,
                                          SEPTEMBER 30,    ------------------------------------------------
BALANCE SHEET DATA (UNAUDITED):               1999         1998      1997       1996       1995       1994
-------------------------------           -------------    -----    -------    -------    -------    ------
Working capital (deficiency)............      1,284        $(754)   $   (33)   $(1,413)   $12,017    $6,152
Total assets............................      8,718        9,152     11,688     12,820     23,389    14,739
Long-term debt..........................      2,496        2,403      3,204      7,407      9,099     6,715
Total shareholders' equity (deficit)....      4,023        2,477      4,158       (713)    10,751     4,690

     Pro Forma Financial Information. The following unaudited pro forma condensed consolidated balance sheet sets forth the balance sheet of the
Company: (i) as of September 30, 1999, (ii) as adjusted to give effect to the Bridge, and (iii) as further adjusted to give effect to the closing of the Investment. The unaudited pro forma condensed consolidated balance sheet as of September 30, 1999 has been prepared to give effect to the Bridge and the Investment as though the Bridge and the Investment occurred as of September 30, 1999. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed consolidated balance sheet is presented for illustrative purposes only, is not necessarily indicative of the Company's financial condition that might have occurred had such transactions been completed as of the date specified, and does not purport to indicate the Company's financial position for any future date.

                    PRO FORMA SELECTED FINANCIAL INFORMATION
                                  (UNAUDITED)

                                                           SEPTEMBER 30, 1999
                                             -----------------------------------------------
                                                             PRO FORMA          PRO FORMA
                                                            AS ADJUSTED      AS ADJUSTED FOR
BALANCE SHEET DATA (UNAUDITED)               ACTUAL (1)    FOR BRIDGE (2)    INVESTMENT (3)
------------------------------               ----------    --------------    ---------------
Cash.......................................  $  195,000     $ 3,145,000        $14,250,000
Working capital............................   1,284,000       1,234,000         15,339,000
Total assets...............................   8,718,000      11,668,000         23,173,000
Long-term debt.............................   2,496,000       2,496,000         16,829,000
Total stockholder's equity.................   4,023,000       3,973,000          4,145,000

---------------
(1) Actual as of September 30, 1999.

(2) September 30, 1999 pro forma as adjusted to give effect to the issuance of the Bridge Note (net of $50,000 in financing costs) and the Bridge Warrants.

(3) September 30, 1999 pro forma as adjusted to give effect to the Investment (issuance of the Notes, net of approximately $450,000 in financing costs, and issuance of the Shares) and redemption of the Convertible Debentures. Pro forma results do not include the effect of the Warrants issued in connection with the Investment.

                         REQUIRED VOTE OF STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting is required to approve the Investment Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE INVESTMENT PROPOSAL

                                PROPOSAL NO. 2:
                         APPROVAL OF CHARTER AMENDMENT
                 TO THE COMPANY'S CERTIFICATE OF INCORPORATION

                                  INTRODUCTION

     The stockholders are being asked to approve an amendment to the Company's Certificate of Incorporation to increase to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue.

                             CURRENT CAPITALIZATION

     The authorized capital stock of the Company currently consists of 25,000,000 shares of Common Stock, of which, as of the Record Date, there were
(i) 13,647,704 shares of Common Stock issued and outstanding, (ii) 3,907,974 shares of Common Stock subject to outstanding warrants, (iii) 809,750 shares of Common Stock reserved for issuance under the Incentive Plan and Directors' Plan, which are either subject to outstanding options or reserved for future grants,
(iv) 2,472,876 shares of Common Stock reserved for issuance upon the conversion of the Convertible Debentures, and (v) 3,000,000 shares of Preferred Stock, no par value, of which, as of the date hereof, no shares were issued and outstanding.

                           REASONS FOR THE AMENDMENT

     The Board of Directors has authorized the amendment to provide additional shares of Common Stock for issuance to satisfy the Company's contractual obligations with respect to the Investment. In addition, the shares of Common Stock are needed so that the Company may take part in future financings in order to fund future operations and to expand its product lines.

                               PREEMPTIVE RIGHTS

     The holders of shares of Common Stock do not have preemptive rights to purchase any shares of authorized stock of the Company.

                         POSSIBLE ANTI-TAKEOVER EFFECTS

     Once the additional shares of Common Stock are authorized by the stockholders, the Board of Directors of the Company can, in many cases, issue such shares of Common Stock without further stockholder action. However, except in limited circumstances, as a result of the Investment, the Company is prohibited from issuing Preferred Stock or Common Stock of the Company without the approval of the Purchasers. The effect of issuing shares of Common Stock may be to deter or thwart the accomplishment of a business combination involving a merger or other change in control of the Company that may at the time be advantageous to some stockholders, and possibly to render more secure the position of incumbent management. While the Board of Directors is presently unaware that any such attempt at assumption of control of the Company may be made, and presently does not intend to authorize the issuance of shares of Common Stock of the Company to frustrate or block any such effort, stockholders should be aware when voting on the proposal to increase the authorized number of Common Stock that such an action may be viewed by some as a potential anti-takeover measure by the Company.

                                   RESOLUTION

     The resolution to approve the amendment is as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be, and hereby is, amended as follows:

     FIRST: Article III, Capitalization, is amended to increase the number of authorized shares of Common Stock. Article III shall read as follows:

                                  ARTICLE III

                                 CAPITALIZATION

     The aggregate number of shares which the Corporation shall have authority to issue is Forty-Three Million (43,000,000), which are divided into two classes: (i) Three Million (3,000,000) shares of Preferred Stock, without par value (the "Preferred Stock"); and (ii) Forty Million (40,000,000) shares of Common Stock, without par value (the "Common Stock").

                         REQUIRED VOTE OF STOCKHOLDERS

     The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and voting on such proposal at the Special Meeting is required to approve the Charter Amendment Proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE CHARTER AMENDMENT PROPOSAL.

                     RELATIONSHIP OF PROPOSAL NOS. 1 AND 2

     Although the Investment Proposal and the Charter Amendment Proposal are separate proposals, the stockholders' approval of the Investment is a necessary precondition to the Charter Amendment and the Charter Amendment is a necessary precondition to the Investment. If the Investment Proposal is approved, but the Charter Amendment Proposal is not approved, the Company will be in default under the Investment because it will not have a sufficient number of shares validly reserved for issuance upon conversion of the Notes and Warrants. See
"-- Consequences if Stockholder Approval Not Obtained."

          SECURITY OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock as of the Record Date, by (i) each person known to the Company to beneficially own 5% or more of the Common Stock, (ii) each director, and (iii) all executive officers and directors of the Company as a group. For purposes of the following table, each person's "beneficial ownership" has been determined in accordance with the rules of the SEC. The number of shares of Common Stock shown as owned assumes the exercise of all options and conversion of all convertible securities currently exercisable or convertible, or exercisable or convertible within sixty (60) days, held by the applicable person or group, and the percentages shown assume such exercises and conversions, and assume that no options or convertible securities held by others are exercised or converted, as the case may be. Unless otherwise indicated, such persons have sole voting and investment power with respect to the number of shares set forth opposite their respective names.

                                             AMOUNT AND NATURE
                                               OF BENEFICIAL       PERCENT OF CLASS
NAME AND ADDRESS OF BENEFICIAL OWNER(1)        OWNERSHIP(2)       BENEFICIALLY OWNED
---------------------------------------      -----------------    ------------------
Appaloosa Management, L.P. and David A.
  Tepper(3)................................      2,500,000               15.5%
Herman Gross(4)............................      1,672,110               12.2%
Richard L. Higgins(5)......................        180,000                1.3%
Carl R. Sahi...............................        500,970                3.7%
David Himick(6)............................      1,604,396               11.7%
Kimberley A. Cady(7).......................         37,500                  *
Richard D. Ribakove(8).....................         62,614                  *
Thomas K. Sutton(9)........................         32,500                  *
All directors and executive officers as a
  group (7 persons)........................      4,130,090               29.0%

---------------
 *  Less than 1% of the class.

(1) Unless otherwise indicated, the address of each named holder is c/o Bio-Plexus, Inc., 129 Reservoir Road, Vernon, Connecticut 06066.

(2) Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within sixty (60) days, are deemed outstanding for computing the percentage of the person or group holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(3) Based on the Schedule 13D filed jointly with the Commission on November 1, 1999 by Appaloosa and David A. Tepper. Includes 1 million shares of Common Stock issuable upon the exercise of the $3 Warrants and 1.5 million shares of Common Stock issuable upon exercise of the $5 Warrants issued to the Purchasers upon the closing of the Bridge. None of Appaloosa, Mr. Tepper, or the Purchasers will be voting on the Investment Proposal or the Charter Amendment Proposal.

(4) Includes 75,000 shares issuable upon the exercise of warrants and 2000 shares issuable upon the exercise of options owned by Mr. Gross which are presently exercisable.

(5) Includes 180,000 shares of Common Stock issuable upon the exercise of options owned by Mr. Higgins which are presently exercisable.

(6) Includes 145,378 shares owned jointly by Mr. Himick and his wife and as to which they share voting and investment power and 77,000 shares issuable upon the exercise of warrants and options owned by Mr. Himick which are presently exercisable.

(7) Includes 37,500 shares of Common Stock issuable upon the exercise of options owned by Ms. Cady which are presently exercisable.

(8) Includes 28,430 shares owned jointly by Mr. Ribakove and his wife in tenancy by their entirety. As to such shares, Mr. Ribakove and his wife share voting and investment power. Also includes 29,000 shares of Common Stock issuable upon the exercise of warrants and options owned by Mr. Ribakove which are presently exerciseable, and 600 shares held in custodial accounts for the Ribakoves' minor children.

(9) Includes 32,500 shares of Common Stock issuable upon the exercise of options owned by Mr. Sutton which are presently exercisable.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Commission. The reports, proxy statements, and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and also are available for inspection at the Commission's Regional Offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material also may be obtained, at prescribed rates, from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Company is required to file electronic versions of certain material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval (EDGAR) system. The Commission maintains a site on the Internet's World Wide Web at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the Commission.

     NO PERSON IS AUTHORIZED TO PROVIDE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS WITH RESPECT TO THE MATTERS DESCRIBED IN THIS PROXY STATEMENT OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN. ANY INFORMATION OR REPRESENTATIONS WITH RESPECT TO SUCH MATTERS NOT CONTAINED HEREIN OR THEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THE DELIVERY OF THIS PROXY STATEMENT SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF, AS THE CASE MAY BE.

                           FORWARD-LOOKING STATEMENTS

     Certain information contained or incorporated by reference in this Proxy Statement, including statements as to the future financial or operating performance of the Company, may constitute "forward-looking statements," which can be identified by the use of such forward-looking terminology as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or discussions of strategy that involves risks and uncertainties. The Private Securities Litigation Reform Act of 1995 provides certain "safe harbor" protections for forward-looking statements in order to encourage companies to provide prospective information about their businesses. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements contained or incorporated by reference in this Proxy Statement were not prepared in compliance with the published guidelines of the American Institute of Certified Public Accountants regarding projections or financial forecasts.

     The forward-looking statements set forth or incorporated by reference in this Proxy Statement are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management's examination of historical operating trends, data contained in the Company's records and other data available from third parties. Although the Company believes that such assumptions were reasonable when made, because such assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond the Company's control, there can be no assurance, and no representation or warranty is made, that management's expectations, beliefs or projections will result or be achieved or accomplished. In addition to the other factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, factors that, in the view of the Company, could cause actual results to differ materially from those discussed in the forward-looking statements include: (i) changes in economic conditions; (ii) wars; (iii) changes in management or control of the Company; (iv) the inability to obtain new customers or retain existing customers; (v) significant changes in competitive factors affecting the Company; (vi) governmental/regulatory actions and initiatives, including those affecting investments and environmental/safety requirements;
(vii) significant changes from expectations in actual capital expenditures and operating expenses and unanticipated project delays; (viii) occurrences affecting the Company's ability to obtain funds from operations, debt or equity to finance needed capital expenditures and other investments; (ix) changes in foreign trade and monetary policies, laws and regulations related to foreign operations, political governmental changes, inflation and exchange rates, taxes and operating conditions; (x) significant changes in tax rates or policies or in rates of inflation or interest; (xi) significant changes in the Company's relationship with its employees and the potential adverse effects if labor disputes or grievances were to occur; (xii) changes in accounting principles and/or the application of such principles by the Company; (xiii) the difficulties of predicting synergies from the integration of businesses following a change of control; and (xiv) natural disasters and other occurrences beyond the control of the Company.

     Neither the Company nor any of its agents, employees, or advisors intend or have any duty or obligation to supplement, amend, update, or revise any of the forward-looking statements contained or incorporated by reference in this Proxy Statement. The Company's independent auditors have not examined or compiled such statements or applied any procedures with respect to such statements. Accordingly, such auditors have not expressed any opinion or other form of assurance with respect to such statements.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's 2000 Annual Meeting must meet the requirements of Rule 14a-8 promulgated by the Commission and must be received by the Secretary of the Company, Nancy S. Lautenbach, no later than February 19, 2000 in order to be eligible for inclusion in the proxy statement and form of proxy card related to that meeting. Also, if notice of a matter intended to be presented at the 2000 Annual Meeting but not included in the Company's proxy statement and proxy card is received by the Company after May 4, 2000, then management named in the

Company's proxy card for the 2000 Annual Meeting will have discretionary authority to vote shares represented by such proxies on such matters, if presented at the meeting, without including information about the matters in the Company's proxy materials.

                            INDEPENDENT ACCOUNTANTS

     The audited financial statements incorporated in this Proxy Statement by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Mahoney Sabol & Company, LLP, independent accountants, as stated in their report, which also is incorporated herein by reference.

     Representatives of Mahoney Sabol & Company, LLP will attend the Special Meeting and will have an opportunity to make a statement and to respond to appropriate questions from stockholders.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, which have been filed by the Company (File No. 0-1412) with the Commission under the Exchange Act, are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1998.

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

     All documents filed with the Commission by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the date of the Special Meeting shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof. All information appearing in this Proxy Statement is qualified in its entirety by the information and financial statements (including the notes thereto) contained in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding sentence.

TO THE EXTENT THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH, THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT IS DELIVERED, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, BY FIRST-CLASS MAIL OR OTHER EQUALLY PROMPT MEANS WITHIN ONE BUSINESS DAY OF RECEIPT OF SUCH REQUEST, A COPY OF ANY OR ALL OF THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE HEREIN (OTHER THAN EXHIBITS TO SUCH DOCUMENTS THAT ARE NOT SPECIFICALLY INCORPORATED BY REFERENCE HEREIN). REQUESTS SHOULD BE DIRECTED TO CORPORATE SECRETARY, BIO-PLEXUS, INC., 129 RESERVOIR ROAD, VERNON, CONNECTICUT 06066 (TELEPHONE NUMBER (860) 870-6112). IN ORDER TO ENSURE TIMELY DELIVERY OF THE REQUESTED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY DECEMBER 22, 1999, THE DATE WHICH IS FIVE (5) BUSINESS DAYS PRIOR TO THE DATE OF THE COMPANY'S SPECIAL MEETING.

                                 OTHER MATTERS

     Management knows of no matters to be brought before the Special Meeting other than those referred to herein. If any other business should properly come before the Special Meeting, the persons named in the Proxy Card will vote in accordance with their best judgment.

                                BIO-PLEXUS, INC.
          129 Reservoir Road, Vernon, Connecticut 06066 (860) 870-6112

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
               Special Meeting of Stockholders - December __, 1999

         The undersigned, as a stockholder of BIO-PLEXUS, INC. (the "Company"), hereby appoints Carl R. Sahi and Richard L. Higgins or any one of them, the true and lawful proxies and attorneys in fact of the undersigned, with full power of substitution, to attend the Special Meeting of the Stockholders of the Company to be held December __, 1999, at 1:00 p.m. local time at Rensselaer at Hartford, 275 Windsor Street, Hartford, Connecticut 06120 and any adjournments or postponements thereof, and any of them to vote, as designated below, the number of shares which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, on the following matters as set forth in the accompanying Proxy Statement and Notice of Special Meeting dated November __, 1999.

         THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED "FOR" PROPOSALS 1 AND 2 SET FORTH ON THE REVERSE SIDE, AND UPON ALL OTHER MATTERS, THE PROXIES SHALL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

                                                                 [ SEE REVERSE ]
                                                                 [     SIDE    ]

-----------------------------------------------------------------------------
[X] Please mark votes as shown in this example

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. To approve the issuance and sale of convertible notes of the Company due 2004 with a face value of $16.75 million (the "Notes") and an initial conversion price of $3.00 per share, 250,000 shares of the Company's common stock, without par value (the "Common Stock") at a price of $3.00 per share, and warrants to purchase 1.5 million shares of Common Stock (the "Warrants") at an initial exercise price of $7.00 per share, including the reservation and subsequent issuance of the shares of Common Stock issuable upon conversion of the notes and exercise of the warrants (the foregoing issuance and sale, the "Investment") by one or more entities affiliated with Appaloosa Management L.P. (collectively, the "Purchasers"), and to approve and adopt the Convertible Note Purchase Agreement, Warrants, Registration Rights Agreement and Security Agreement (collectively, the "Transaction Documents") and the transactions contemplated by the Transaction Documents. While the Company and the Purchasers have agreed to the forms of the Transaction Documents, their final terms are subject to further changes, none of which is expected to be significant. Copies of the Transaction Documents are included as Exhibits to the Proxy Statement accompanying this Proxy Card. Approval of the Investment will be deemed to constitute approval of the Transaction Documents and the transactions contemplated by the Investment.

            [  ] For              [  ] Against             [  ] Abstain

         2. To amend the Company's Certificate of Incorporation to increase to 40 million (40,000,000) the number of shares of Common Stock that the Company is authorized to issue, which proposal is being proposed, in part, to ensure that there are sufficient shares of Common Stock reserved for the subsequent issuance of shares of Common Stock upon conversion of the Notes and exercise of the Warrants (the "Charter Amendment").

            [  ] For              [  ] Against             [  ] Abstain

         3. To transact such other business as may properly come before the Special Meeting.

         This Proxy Card is revocable and the undersigned reserves the right to attend the Special Meeting and vote in person. The undersigned hereby revokes any Proxy Card heretofore given in respect of the shares of the Company.

         Please sign exactly as the name(s) appear on your Stock Certificate. When attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person. If more than one name is shown, as in the case of joint tenancy, each party should sign.

THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY CARD AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE.


Signature:________________ Date:_______  Signature:________________ Date:_______